Exhibit 4.1

THE PMI GROUP, INC.

as Issuer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

Supplemental Indenture

Dated as of April 30, 2010

to Senior Debt Indenture Dated as of

November 3, 2003

4.50% Convertible Senior Notes due 2020

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 30, 2010, between The PMI Group, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee under the Senior Debt Indenture dated as of November 3, 2003, between the Company and the Trustee (as successor to the Original Trustee) (as amended or supplemented from time to time in accordance with the terms thereof, the “Original Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Original Indenture to the Original Trustee to provide, among other things, for the issuance, from time to time, of the Company’s unsecured Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Original Indenture;

WHEREAS, Section 901(7) of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Original Indenture to establish the form and terms of Securities of any series as contemplated by Sections 201 and 301 of the Original Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to establish a new series of its Securities to be known as its “4.50% Convertible Senior Notes due 2020” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note and the Form of Notice of Conversion, Form of Fundamental Change Repurchase Notice and Form of Assignment and Transfer contemplated under the terms of the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms, and the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, in each case, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Scope of Supplemental Indenture. The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding provisions in the Original Indenture.

SECTION 1.02. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(ii) all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meanings as in the Original Indenture;

(iii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them in the Trust Indenture Act;

(iv) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and

(v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Interest” has the meaning specified in Section 6.03.

“Additional Notes” has the meaning specified in Section 2.01.

“Additional Shares” has the meaning specified in Section 4.07(a).

“Agent Members” has the meaning specified in Section 2.02.

“Bid Solicitation Agent” means the Company or such other Person (including the Trustee) as may be appointed, from time to time, by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 4.02(b)(ii). The Company shall initially act as the Bid Solicitation Agent.

“Business Day” means, solely for purposes of this Supplemental Indenture, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.

“Cash Settlement” has the meaning specified in Section 4.04(a).

“Cash Settlement Averaging Period” with respect to any Note surrendered for conversion means:

(a) if the relevant Conversion Date occurs prior to the 27th Scheduled Trading Day prior to the Maturity Date and the Company has not delivered a Redemption Notice pursuant to Section 5.04, the 25 consecutive Trading-Day period beginning on, and including, the third Trading Day immediately following the related Conversion Date;

(b) if the relevant Conversion Date occurs during the period beginning on, and including, the 27th Scheduled Trading Day prior to the Maturity Date, and ending at the close of business on the second Business Day immediately prior to the Maturity Date and the Company has not delivered a Redemption Notice pursuant to Section 5.04, the 25 consecutive Trading Days beginning on, and including, the 27th Scheduled Trading Day prior to the Maturity Date; and

(c) if the relevant Conversion Date occurs on or after the date the Company has delivered a Redemption Notice pursuant to Section 5.04, but prior to the close of business on the Business Day immediately preceding the Redemption Date (even if the relevant Conversion Date occurs after the 27th Scheduled Trading Day prior to the Maturity Date), the 25 consecutive Trading Days beginning on, and including, the 27th Scheduled Trading Day prior to the Redemption Date.

“Clause A Distribution” has the meaning specified in Section 4.05(c).

“Clause B Distribution” has the meaning specified in Section 4.05(c).

“Clause C Distribution” has the meaning specified in Section 4.05(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” has the meaning specified in Section 4.04(a).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $.01 per share, at the date of this Supplemental Indenture, or such other Reference Property into which the Company’s common stock is changed pursuant to Section 4.08.

“Continuing Director” means a director who either was a member of the Company’s Board of Directors on April 27, 2010 or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by the Company’s stockholders is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director. For purposes of this definition, the phrase “or any duly authorized committee of that board empowered to act for it with respect to this Indenture” in the Original Indenture shall be disregarded.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion. The Trustee shall initially be the Conversion Agent.

“Conversion Date” has the meaning specified in Section 4.03(b).

“Conversion Notice” has the meaning specified in Section 4.03(b)(i).

“Conversion Obligation” has the meaning specified in Section 4.02(a).

“Conversion Price” means, in respect of each Note, as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” means, initially, 127.5307 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Custodian” means the Trustee, as custodian with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Daily Conversion Value” means, for each of the 25 consecutive Trading Days during the applicable Cash Settlement Averaging Period, one-twenty-fifth (1/25th) of the product of (a) the applicable Conversion Rate and (b) the Daily VWAP of the Common Stock on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount, divided by 25.

“Daily Settlement Amount,” for each of the 25 consecutive Trading Days during the Cash Settlement Averaging Period, shall consist of:

(a) cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and

(b) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 25 consecutive Trading Days during the applicable Cash Settlement Averaging Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PMI.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Defaulted Amounts” has the meaning specified in Section 6.06.

“Depositary” or “Depository” shall initially be The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Distributed Property” has the meaning specified in Section 4.05(c).

“Effective Date” has the meaning specified in Section 4.07(c).

“Ex-Dividend Date” means the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a) (1) there has been a public announcement, or the Company has actual knowledge, that a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity or (2) a “person” or “group” as described in clause (1) above files a Schedule TO or any schedule, form or report under the Exchange Act disclosing such a “beneficial ownership” position as described in clause (1) above; provided, however, that this clause (a) shall not apply to any transaction or event that constitutes, at the time a fundamental change would be deemed to have occurred under this clause (a), a fundamental change under clause (b) (after giving effect to the proviso in clause (b));

(b) consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the Company’s and its Subsidiaries’ consolidated assets, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction where the holders of all classes of the Company’s Common Equity immediately prior to such transaction that is a share exchange, consolidation or merger (each such holder, a “Pre-Transaction Holder”) own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a Fundamental Change, so long as the proportion of the respective ownership of each Pre-Transaction Holder remains substantially the same relative to all other Pre-Transaction Holders;

(c) Continuing Directors cease to constitute at least a majority of the Company’s board of directors;

(d) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(e) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Notwithstanding the foregoing, a Fundamental Change as a result of clause (b) above shall not be deemed to have occurred if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of Publicly Traded Securities and as a result of this transaction or transactions the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares, if applicable (subject to the provisions set forth under Section 4.04).

For purposes of clause (c) of this definition, the phrase “or any duly authorized committee of that board empowered to act for it with respect to this Indenture” in the Original Indenture shall be disregarded.

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(a)(i).

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).

“Global Note” means any Note that is a Global Security.

“Indenture” means the Original Indenture, as originally executed and as supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Indenture, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Original Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Initial Notes” has the meaning specified in Section 2.01.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each April 15 and October 15 of each year.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the average of the last quoted bid and ask prices for the Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change other than a Fundamental Change described in clause (c) or (d) of the definition thereof (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Premium” means the amount equal to the present values of the remaining scheduled payments of interest that would have been made on the Notes to be redeemed had such Notes remained outstanding from the Redemption Date to April 15, 2020 (excluding interest accrued to, but excluding, the Redemption Date, which is otherwise paid pursuant to clause (2) of the definition of Redemption Price in Section 5.02(b)). The present values of the remaining interest payments shall be computed using a discount rate equal to 3.80%.

“Market Disruption Event” means (i) for purposes of determining amounts due upon conversion pursuant to Section 4.04, (x) a failure by the primary United States national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (y) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than a one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock; and (ii) for all other purposes, if the Common Stock is listed for trading on The New York Stock Exchange or listed on another United States national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Maturity Date” means April 15, 2020.

“Measurement Period” has the meaning specified in Section 4.02(b)(ii).

“Merger Event” has the meaning specified in Section 4.08(a).

“Note” or “Notes” has the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.01.

“Officer” means the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Original Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Original Trustee” means The Bank of New York.

“Paying Agent” has the meaning set forth in the Original Indenture, which shall initially be the Trustee, and shall be the Person (other than the Company) authorized by the Company to pay the principal amount of, interest on, Redemption Price or Fundamental Change Repurchase Price of, any Notes on behalf of the Company.

“Physical Notes” means certificated Notes that are not in global form and are Registered Securities issued in denominations of $1,000 principal amount and multiples thereof.

“Physical Settlement” has the meaning specified in Section 4.04(a).

“Place of Payment” means, for purposes of the Notes, New York, New York.

“Publicly Traded Securities” means, in respect of a transaction or transactions described in clause (b) of the definition of Fundamental Change, shares of common stock, depositary receipts representing common equity interests or other certificates representing common equity interests that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any or their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions.

“Record Date” has the meaning specified in Section 4.05(h).

“Redemption Date” means the date specified for redemption of the Notes in accordance with the terms of the Notes and Article 5.

“Redemption Notice” has the meaning specified in Section 5.04(a).

“Redemption Price” has the meaning specified in Section 5.02(b).

“Regular Record Date” means, with respect to the payment of interest on the Notes, the April 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on April 15 and the October 1 (whether or not a Business Day) immediately preceding an Interest Payment Date on October 15.

“Reference Property” has the meaning specified in Section 4.08(a).

“Registered Security” shall mean any Security which is registered in the Security Register.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Settlement Amount” has the meaning specified in Section 4.04(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 4.04(a)(iii).

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02(w) under Regulation S-X promulgated by the Commission.

“Specified Dollar Amount” means, in respect of any Combination Settlement, the amount of cash per $1,000 principal amount of converted Note specified in the Settlement Notice related to such converted Note.

“Spin-Off” has the meaning specified in Section 4.05(c).

“Stock Price” has the meaning specified in Section 4.07(c).

“Subsidiary” means a corporation of which at least a majority of the outstanding voting stock having the power to elect a majority of the board of directors of such corporation is at the time owned, directly or indirectly, by a Person or by one or more other Subsidiaries, or by a Person and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Successor Company” has the meaning specified in Section 9.01(a).

“Supplemental Indenture” has the meaning specified in the first paragraph hereof.

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) there is no Market Disruption Event (as defined in clause (ii) of the definition thereof) (and if the Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, “Trading Day” means a Business Day); and provided that for purposes of determining amounts due upon conversion pursuant to Section 4.04 only, “Trading Day” means a day on which (x) there is no Market Disruption Event (as defined in clause (i) of the definition thereof) and (y) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded (and if the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or traded, “Trading Day” means a Business Day).

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2 million principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company for this purpose; provided that if three bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2 million principal amount of the Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

“Trading Price Condition” has the meaning specified in Section 4.02(b)(ii).

“Trigger Event” has the meaning specified in Section 4.05(c).

“Trustee” has the meaning set forth in the first paragraph of this Supplemental Indenture.

“Underwriters” means Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Dowling & Partners Securities, LLC.

“unit of Reference Property” has the meaning specified in Section 4.08(a).

“Valuation Period” has the meaning specified in Section 4.05(c).

SECTION 1.03. References to Interest. Any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

THE SECURITIES

SECTION 2.01. Title and Terms; Payments. There is hereby established a series of Securities designated the “4.50% Convertible Senior Notes due 2020” initially limited in aggregate principal amount to $261,000,000 (as increased by the aggregate principal amount of any additional Notes purchased by the Underwriters pursuant to their option to purchase additional Notes set forth in the Underwriting Agreement), which amount shall be as set forth in a Company Order for the authentication and delivery of Notes pursuant to Section 303 of the Original Indenture.

The principal amount of Notes then Outstanding shall be payable on the Maturity Date. Interest on the Notes shall accrue at a rate of 4.50% per annum, from April 30, 2010 or from the most recent date on which interest has been paid or duly provided for, until the principal thereof is paid or made available for payment. Interest shall be payable on each Interest Payment Date, beginning on October 15, 2010, to the Person in whose name a Note is registered on the Security Register at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date.

The Company may, without the consent of the Holders of the Notes, hereafter issue additional notes (“Additional Notes”) under the Indenture with the same terms and with the same CUSIP numbers as the Notes issued on the date of this Supplemental Indenture (the “Initial Notes”) in an unlimited aggregate principal amount; provided that such Additional Notes must be part of the same issue as the Initial Notes for federal income tax purposes. Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes.

The Form of Note shall be substantially as set forth in Exhibit A and the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer shall be substantially as set forth in Attachments 1, 2 and 3, respectively, to Exhibit A, each of which is incorporated into and shall be deemed a part of this Supplemental Indenture, and in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary or appropriate by the Officers of the Company executing such Notes, as evidenced by their execution of the Notes.

The Company shall pay the principal of and interest on any Global Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note. The Company shall pay the principal of and interest on any Physical Notes at the office or agency designated by the Company for that purpose, unless a Holder timely requests to have such amounts paid by wire transfer in accordance with the final three sentences of this paragraph, in which case the Company shall instead pay such principal of and interest on any Physical Notes by wire transfer in accordance with the transfer instructions provided in such request. The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes and its agency at the Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Security Registrar for the Notes without prior notice to the Holders thereof. Interest on Physical Notes will be payable (i) to Holders of Physical Notes having an aggregate principal amount of Notes of $5,000,000 or less, by check mailed to the Holders of such Notes at their address in the Security Register and (ii) to Holders having an aggregate principal amount of Physical Notes in excess of $5,000,000, either by check mailed to each Holder at its address in the Security Register or, upon application by a Holder to the Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Security Registrar to the contrary.

SECTION 2.02. Book-Entry Provisions for Global Notes. (a) The Notes initially shall be issued in the form of one or more Global Notes without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary and (ii) delivered to the Trustee as custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Supplemental Indenture or the Original Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and Cede & Co., or such other Person designated by the Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Notwithstanding anything to the contrary in Section 305 of the Original Indenture, interests of beneficial owners in a Global Note may be transferred or exchanged, in whole or in part, for Physical Notes, only if: (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary is not appointed within 60 days; (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 60 days; or (iii) an Event of Default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued as Physical Notes, in each case in accordance with the rules and procedures of the Depositary. Other than as set forth in this Section 2.02(b), the Notes shall remain in global form as Global Notes.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to Section 305 of the Original Indenture, as modified by this Section 2.02, the Security Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and amount in accordance with Section 305 of the Original Indenture, as modified by this Section 2.02.

(d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to Section 305 of the Original Indenture, as modified by this Section 2.02, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations and the same tenor.

(e) The Holder of Global Notes may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Supplemental Indenture, Original Indenture or the Notes.

(f) None of the Company, the Trustee, any Paying Agent or any Security Registrar will have any responsibility or liability for any aspect of Depositary records relating to, or payments made on account of, beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any Depositary records relating to such beneficial ownership interests, or for transfers of beneficial interests in the Notes or any transactions between the Depositary and beneficial owners.

SECTION 2.03. Reporting Requirement. For purposes of Section 704 of the Original Indenture, documents filed by the Company with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee as of the time such documents are filed via the Commission’s EDGAR system. The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise.

SECTION 2.04. Repurchase and Cancellation. To the extent permitted by law, the Company may repurchase Notes in open-market purchases or negotiated transactions without giving prior notice to Holders. The Company shall surrender any Notes repurchased by the Company to the Trustee for cancellation in accordance with Section 309 of the Original Indenture and any such Notes repurchased by the Company shall be deemed to be no longer Outstanding. Any Notes surrendered for cancellation by the Company shall not be reissued or resold.

ARTICLE 3

FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON

SECTION 3.01. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time prior to the Maturity Date, then each Holder of Notes shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Company Notice, at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest, if any, on the Interest Payment Date to the Holders of record as of the preceding Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased pursuant to this Article 3. The Fundamental Change Repurchase Price will be paid by the Company in cash.

Repurchases of Notes under this Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are not Physical Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”); and

(ii) delivery of the Notes, in the case of Physical Notes, to the Paying Agent appointed by the Company (together with all necessary endorsements for transfer), or book-entry transfer of the Notes, in compliance with the procedures of the Depositary, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i) the CUSIP number of the Notes, if any, and, if such Notes are Physical Notes, the certificate numbers of such Notes;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii) that such Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Supplemental Indenture;

provided, however, that if such Notes are Global Notes, the Fundamental Change Repurchase Notice must also comply with appropriate procedures of the Depositary.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or, in the case of any Global Notes, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

Each Fundamental Change Company Notice shall specify:

(i) the events causing a Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder of Notes may exercise the repurchase right pursuant to this Article 3;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) if applicable, the name and address of the Paying Agent and the Conversion Agent;

(vii) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with this Supplemental Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders of Notes or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

(c) Notwithstanding the foregoing, there shall be no repurchase of any Notes pursuant to this Section 3.01 if payment of the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes) and shall deem to be cancelled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 3.02. Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of a Fundamental Change Repurchase Notice specified in Section 3.01, the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn in accordance with Section 3.03) thereafter be entitled to receive solely the Fundamental Change Repurchase Price in cash with respect to such Note. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the conditions in Section 3.01 have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01.

SECTION 3.03. Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii) if Physical Notes have been issued, the certificate numbers of the withdrawn Notes; and

(iii) the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if Physical Notes have not been issued, the notice must comply with appropriate procedures of the Depositary.

The Paying Agent will promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with the provisions of this Section 3.03.

SECTION 3.04. Deposit of Fundamental Change Repurchase Price. Prior to 11:00 a.m. New York City Time on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date. If the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the Notes for which a Fundamental Change Repurchase Notice has been surrendered and not withdrawn in accordance with this Supplemental Indenture on the Fundamental Change Repurchase Date, then as of such Fundamental Change Repurchase Date, (a) such Notes will cease to be Outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest upon delivery or book-entry transfer of such Notes).

SECTION 3.05. Notes Repurchased in Whole or in Part. Any Note that is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.

SECTION 3.06. Covenant to Comply With Applicable Laws Upon Repurchase of Notes. In connection with any offer to repurchase Notes under Section 3.01, the Company shall, in each case if required, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws, in each case, so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01.

SECTION 3.07. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof that the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then, following the Fundamental Change Repurchase Date, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE 4

CONVERSION

SECTION 4.01. General. Article 14 of the Original Indenture shall not apply to the Notes. Instead, the provisions set forth in this Article 4 shall, with respect to the Notes, supersede in their entirety Article 14 of the Original Indenture, and all references in the Original Indenture to Article 14 thereof shall, with respect to the Notes, be deemed to be references to the conversion provisions set forth in this Article 4.

SECTION 4.02. Right to Convert.

(a) Subject to and upon compliance with the provisions of this Article 4, each Holder of Notes shall have the right, at such Holder’s option, to convert the principal amount of any such Notes, or any portion of such principal amount equal to $1,000 or an integral multiple thereof, at the Conversion Rate then in effect (subject to the settlement provisions set forth in Section 4.04, the “Conversion Obligation”) (x) prior to the close of business on the Business Day immediately preceding January 15, 2020, only upon satisfaction of one or more of the conditions described in Section 4.02(b) and (y) on or after January 15, 2020, at any time prior to the close of business on the second Business Day immediately preceding the Maturity Date irrespective of whether any of the conditions described in Section 4.02(b) have been met.

(b) (i) Prior to the close of business on the Business Day immediately preceding January 15, 2020, the Notes may be surrendered for conversion during any calendar quarter commencing after June 30, 2010 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds 130% of the applicable Conversion Price on each applicable Trading Day. The Company shall determine at the beginning of each calendar quarter commencing after June 30, 2010 whether the Notes may be surrendered for conversion in accordance with this clause (i) and shall notify Holders, the Conversion Agent and the Trustee (in the case of a Conversion Agent other than the Trustee) if the Notes become convertible in accordance with this clause (i).

(ii) Prior to the close of business on the Business Day immediately preceding January 15, 2020, the Notes may be surrendered for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of the Notes in accordance with the procedures set forth in this clause (ii), for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the

Common Stock on such Trading Day and the applicable Conversion Rate (the “Trading Price Condition”). The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this clause (ii) and the definition of Trading Price set forth in Section 1.02. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Notes in accordance with this clause (ii) unless requested by the Company, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate, at which time the Company shall instruct the Bid Solicitation Agent to determine (or if the Company is then acting as the Bid Solicitation Agent, the Company shall determine) the Trading Price of the Notes beginning on the next Trading Day following the receipt of such evidence and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. If the Company does not so instruct the Bid Solicitation Agent to obtain (or, if the Company is then acting as the Bid Solicitation Agent, the Company does not obtain) bids when required, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on each Trading Day the Company fails to do so. If the Trading Price Condition has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock on such Trading Day and the applicable Conversion Rate, the Company shall so notify the Holders of the Notes, the Trustee and the Conversion Agent.

(iii) If the Company calls the Notes for redemption prior to the close of business on the Business Day immediately preceding January 15, 2020 pursuant to Section 5.02, the Notes may be surrendered for conversion at any time prior to the close of business on the Business Day prior to the Redemption Date, even if the Notes are not otherwise convertible at such time, after which time the Holder’s right to convert the Notes will expire (unless the Company defaults in the payment of the Redemption Price, in which case a Holder of the Notes may convert such Notes until the Redemption Price has been paid or duly provided for). With respect to any Notes that are converted following issuance of a Redemption Notice and prior to the close of business on the Business Day prior to the Redemption Date, in addition to the payment or delivery of the consideration due upon conversion as described in Section 4.04, the Company shall pay or deliver, as the case may be, the Make-Whole Premium in cash, shares of Common Stock or a combination of cash and shares of Common Stock, the form of consideration as specified in the Redemption Notice and described in Section 5.04.

(iv) Prior to the close of business on the Business Day immediately preceding January 15, 2020, if the Company elects to:

(A) issue to all or substantially all holders of its Common Stock rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on and including the Trading Day immediately preceding the date of announcement of such issuance; or

(B) distribute to all or substantially all holders of its Common Stock the Company’s assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in each case, the Company shall notify the Holders of the Notes at least 35 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender Notes for conversion at any time until the earlier of (x) the close of business on the Business Day immediately preceding such Ex-Dividend Date and (y) the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time. Holders may not exercise their right to convert pursuant to this clause (iv) if they may participate (as a result of holding the Notes, at the same time and on the same terms as holders of Common Stock participate) in any of the transactions described above as if such Holders held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount of Notes held by such Holders divided by $1,000, without having to convert their Notes.

(v) Prior to the close of business on the Business Day immediately preceding January 15, 2020, if a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Article 3, or if the Company is a party to a consolidation, merger, binding share exchange, sale, conveyance, transfer or lease of all or substantially all of its assets, pursuant to which the Common Stock would be converted into cash, securities or other assets, the Notes may be surrendered for conversion at any time from or after the date which is 35 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Company gives notice of such transaction) until 35 Trading Days after the actual effective date of such transaction (or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date). The Company shall notify Holders and the Trustee (i) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 35 Scheduled Trading Days prior to the anticipated effective date of such transaction or (ii) if the Company does not have knowledge of such transaction at least 35 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction (but in no event later than the actual effective date of such transaction).

SECTION 4.03. Conversion Procedures. (a) Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the procedures of the Depositary.

(b) In order to exercise the conversion privilege with respect to a beneficial interest in a Global Note, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 4.04(d) and any taxes or duties if required pursuant to Section 4.09, and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary. In order to exercise the conversion privilege with respect to any Physical Notes, the Holder of any such Notes to be converted, in whole or in part, shall:

(i) complete and manually sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii) deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents;

(iv) if required, make any payment required under Section 4.04(d); and

(v) if required, pay all transfer or similar taxes as set forth in Section 4.09.

The date on which the Holder satisfies all of the applicable requirements set forth above shall be the “Conversion Date” with respect to such Notes surrendered for conversion. The Conversion Agent will, as promptly as possible, and in any event within one Business Day of the receipt thereof, provide the Company with notice of any conversion by a Holder of the Notes.

(c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Notes surrendered for conversion shall, unless the shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d) In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion on the relevant Conversion Date; provided, however, that the Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the related Cash Settlement Averaging Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. On the Conversion Date of Notes surrendered for conversion, such Person shall no longer be a Holder with respect to such Notes.

(e) Upon the conversion of a beneficial interest in Global Notes, the Conversion Agent shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(f) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising such Holder’s option to require the Company to repurchase such Note may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with Article 3 prior to the close of business on the Business Day prior to the relevant Fundamental Change Repurchase Date.

SECTION 4.04. Settlement Upon Conversion. (a) Subject to this Section 4.04 and Section 4.07(b), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to converting Holders, in respect of each $1,000 principal amount of Notes being converted, either cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with clause (e) of this Section 4.04 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with clause (e) of this Section 4.04 (“Combination Settlement”), at its election, as set forth in this Section 4.04.

(i) All conversions occurring on or after the 27th Scheduled Trading Day prior to the Maturity Date shall be settled using the same Settlement Method. In addition, all conversions occurring on or after the issuance by the Company of a Redemption Notice and prior to the close of business on the Business Day immediately preceding the related Redemption Date shall be settled using the same Settlement Method.

(ii) Prior to the 27th Scheduled Trading Day prior to the Maturity Date, except as described in clause (i) above, the Company shall use the same Settlement Method for all conversions occurring on any given Conversion Date. Except for any conversion with a Conversion Date that occurs on or after the 27th Scheduled Trading Day prior to the Maturity Date or any conversion with a Conversion Date that occurs on or after the issuance by the Company of a Redemption Notice and prior to the close of business on the Business Day immediately preceding the related Redemption Date, the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Conversion Dates.

(iii) If the Company elects to deliver a notice (a “Settlement Notice”) of the relevant Settlement Method in respect of any conversions of Notes and the Company has not called the Notes for redemption pursuant to Section 5.02, the Company, through the Trustee (provided that the Company shall use reasonable efforts to provide the Trustee with notice of such delivery prior to such delivery), shall deliver such Settlement Notice to converting Holders no later than the second Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions occurring on or after the 27th Scheduled Trading Day prior to the Maturity Date, no later than the 28th Scheduled Trading Day prior to the Maturity Date). For conversions occurring following the issuance of a Redemption Notice by the Company but prior to the close of business on the Business Day immediately preceding the related Redemption Date, the Company shall notify Holders of the relevant Settlement Method in the Redemption Notice. If the Company does not timely elect a Settlement Method in respect of conversions occurring on a particular Conversion Date, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement for conversions occurring on that Conversion Date, the Company shall be deemed to have elected Combination Settlement in respect of the relevant Conversion Obligation, and the Specified Dollar Amount shall be equal to $1,000; provided that if the Company does not timely elect a Settlement Method in respect of a particular Conversion Date, the Company shall be deemed to have elected Physical Settlement in respect of its Conversion Obligation. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount in such Settlement Notice, the Specified Dollar Amount shall be deemed to be equal to $1,000.

(iv) The cash, shares of Common Stock or combination of cash and shares of Common Stock to be paid and/or delivered to converting Holders in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder a number of shares of Common Stock equal to the product of (1) the aggregate principal amount of Notes to be converted, divided by $1,000, and (2) the applicable Conversion Rate;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 25 consecutive Trading Days during the relevant Cash Settlement Averaging Period; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, an amount of cash and shares of Common Stock equal to the sum of the Daily Settlement Amounts for each of the 25 consecutive Trading Days during the relevant Cash Settlement Averaging Period.

(v) The Company shall pay or deliver, as the case may be, the consideration due in respect of its Conversion Obligation (including any Make-Whole Premium in connection with such conversion as set forth in Section 4.02(b)(iii)) no later than the third Business Day immediately following the relevant Conversion Date (if the Company elects or is deemed to have elected to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement) or no later than the third Business Day immediately following the last Trading Day of the Cash Settlement Averaging Period (if the Company elects or is deemed to elect to satisfy its Conversion Obligation in respect of such conversion by any other Settlement Method).

(b) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Cash Settlement Averaging Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash or additional share of Common Stock deliverable in lieu of any fractional share, as applicable, subject to Section 4.08(b), the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash or additional share of Common Stock deliverable in lieu of fractional shares of Common Stock, as applicable. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(c) Subject to Section 4.04(d), upon conversion, Holders shall not receive any separate cash payment for accrued and unpaid interest, if any.

(d) Upon the conversion of any Notes, the Holder of such Notes shall not be entitled to receive any separate cash payment for accrued and unpaid interest, if any, except to the extent specified below and other than any Make-Whole Premium described under Section 5.02. The Company’s delivery to the Holder of cash, shares of Common Stock, or a combination of cash and shares of Common Stock, together with any cash payment for any fractional share of Common Stock, if applicable, into which a Note is convertible shall be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Notes so converted and accrued and unpaid interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest shall be deemed to be paid first out of any cash paid upon such conversion. Notwithstanding the foregoing, if

Notes are converted after the close of business on any Regular Record Date and prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes at the close of business on such Regular Record Date shall receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period following the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment need be made (i) for conversions following the Regular Record Date immediately preceding the Maturity Date; (ii) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (iii) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, or (iv) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Note.

(e) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead elect, in its sole discretion, to (1) pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Daily VWAP of the Common Stock on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Cash Settlement Averaging Period (in the case of Combination Settlement) or (2) round up the number of shares of Common Stock issuable upon conversion of Notes to the nearest whole number of shares. For each Note surrendered for conversion, if the Company has elected (or been deemed to elect) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Cash Settlement Averaging Period and any fractional share remaining after such computation may, in the Company’s sole discretion, be paid in cash or rounded up to the nearest whole share. In addition, if more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered.

(f) With respect to any Notes that are converted following issuance of a Redemption Notice and prior to the close of business on the Business Day prior to the related Redemption Date, in addition to the payment or delivery of the consideration due upon conversion as described in this Section 4.04, the Company shall pay or deliver, as the case may be, the Make-Whole Premium in cash, shares of Common Stock or a combination of cash and shares of Common Stock, the form of consideration as specified in the Redemption Notice and described in Section 5.04.

SECTION 4.05. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustment to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 4.05, without having to convert their Notes, as if such Holders held a number of shares of Common Stock equal to the Conversion Rate in effect for such Notes immediately prior to the effective time for such adjustment, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues shares of its Common Stock as a dividend or distribution on shares of its Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or such effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or such effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.05(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 4.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the announcement date of such issuance to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 4.05(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other of its assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding

(i) dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 4.05(a) or Section 4.05(b);

(ii) dividends or distributions paid exclusively in cash; and

(iii) Spin-Offs as to which the provisions set forth below in this Section 4.05(c) shall apply;

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	SP0
SP0 - FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase to the Conversion Rate made under the above portion of Section 4.05(c) shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Notes shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of the Distributed Property that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 4.05(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 4.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Last Reported Sale Price as if such Capital Stock or similar equity interest were the Common Stock) over the first 10 consecutive Trading-Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 4.05(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references with respect to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Cash Settlement Averaging Period.

For the purposes of this Section 4.05(c) (and subject in all respects to Section 4.13), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.05(c) (and no adjustment to the Conversion Rate under this Section 4.05(c) will be required), until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.05(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 4.05(c) and subsections (a) and (b) of this Section 4.05, any dividend or distribution to which this Section 4.05(c) applies which also includes one or both of:

(A)	a dividend or distribution of shares of Common Stock to which Section 4.05(a) applies (the “Clause A Distribution”);

(B)	a dividend or distribution of rights, options or warrants to which Section 4.05(b) applies (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.05(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.05(c) with respect thereto shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.05(a) and Section 4.05(b) with respect thereto shall then be made, except that, if determined by the Company, (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.05(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 4.05(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	SP0
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

C	=	the amount in cash per share that the Company distributes to holders of the Common Stock.

Any increase pursuant to this Section 4.05(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP 0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender offer or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 4.05(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 4.05(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Trading Day next succeeding the expiration date of such tender or exchange offer and the Conversion Date in determining the applicable Conversion Rate. If the Trading Day immediately following the date the tender or exchange offer expires is less than 10 Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Conversion Rates in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the date such tender or exchange offer expires to, and including, the last Trading Day of such Cash Settlement Averaging Period.

(f) To the extent permitted by law and rules of the New York Stock Exchange or any other securities exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to this Section 4.05(f), the Company shall mail to Holders of record of the Notes a notice of the increase at least 10 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(g) The Company may (but shall not be required to) increase the Conversion Rate, in addition to any adjustments pursuant to Section 4.05(a), 4.05(b), 4.05(c), 4.05(d), 4.05(e) or 4.05(f), if the Board of Directors considers such increase to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(h) Notwithstanding this Section 4.05 or any other provision of this Supplemental Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of shares of the Common Stock as of the related Conversion Date as described under Section 4.03(d) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 4.05, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of shares of Common Stock on an un-adjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment. The term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

(i) All calculations under this Article 4 shall be made by the Company and shall be made to the nearest cent (including, in the case of any adjustment to the Conversion Rate, the resulting adjustment to the Conversion Price) or to the nearest one ten-thousandth of a share. The Company shall not be required to make an adjustment to the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1% (i) upon any conversion of Notes, (ii) on each of the 27 Scheduled Trading Days immediately preceding any Redemption Date and (iii) on each of the 27 Scheduled Trading Days immediately preceding the Maturity Date. No adjustment shall be required to be made for the Company’s issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible or exchangeable securities, other than as provided in this Section 4.05 and in Section 4.13.

(j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of the Notes. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) For purposes of this Section 4.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(l) Notwithstanding anything to the contrary in this Article 4, no adjustment to the Conversion Rate shall be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this Section 4.05(l) and outstanding as of the date the Notes were first issued;

(iv) for a change solely in the par value of the Common Stock; or

(v) for accrued and unpaid interest on the Notes, if any.

SECTION 4.06. Certain Other Adjustments. Whenever any provision of this Supplemental Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including any Cash Settlement Averaging Period), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

SECTION 4.07. Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change. (a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under certain circumstances, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Conversion Notice is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 4.04; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property is comprised entirely of cash, then, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the amount of cash due upon conversion shall be calculated based solely on the Stock Price for the Make-Whole Fundamental Change and shall be deemed to be, for each $1,000 principal amount of Notes converted, an amount equal to the applicable Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation deliverable by the Company shall be determined and paid to Holders in cash on the third Business Day following the Conversion Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate will be increased shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price paid (or deemed paid) per share of the Common Stock in the Make-Whole Fundamental Change (the “Stock Price”). If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading-Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Day period.

The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $25.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (d) below), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $6.15 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (d) below), no Additional Shares that shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 162.6016 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 4.05.

(d) The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 4.05.

(e) The Company shall notify the Trustee and the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

SECTION 4.08. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);

(ii) any consolidation, merger or combination involving the Company;

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(iv) any statutory share exchange;

in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversation Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the type and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon the consummation of such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (i) the Company shall continue to have the right to determine the form of consideration to be paid and delivered, as the case may be, upon conversion of the Notes in accordance with Section 4.04 and (ii) (x) any amount payable in cash upon conversion of the Notes in accordance with Section 4.04 shall continue to be payable in cash, (y) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 4.04 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (z) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If, as a result of the Merger Event, each share of Common Stock is converted into or exchangeable for the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (x) the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (y) the unit of Reference Property for purposes of the foregoing sentence shall refer to the consideration referred to in clause (x) attributable to one share of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 4.08. Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor Person. If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person.

(b) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Security Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.08 shall similarly apply to successive Merger Events. If this Section 4.08 applies to any Merger Event, Section 4.05 shall not apply.

SECTION 4.09. Taxes on Shares Issued. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Holder or beneficial owner of such Notes has requested that shares of Common Stock be issued in a name other than that of the Holder or beneficial owner of the converted Notes, then such taxes shall be paid by such Holder or beneficial owner, and the Company shall not be required to issue or deliver any stock certificate evidencing such shares unless and until such Holder or beneficial owner shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 4.10. Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock. The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be converted by a single Holder and that Physical Settlement is applicable).

The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge.

The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

SECTION 4.11. Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent and if it is so appointed by the Company and the Trustee accepts such appointment, as Bid Solicitation Agent.

SECTION 4.12. Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 4.05 or Section 4.13; or

(b) Merger Event; or

(c) voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Supplemental Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder of Notes at such Holder’s address appearing on in the Security Register, which the Company shall provide to the Trustee, as promptly as practicable but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (y) the date on which such Merger Event, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend (or any other distribution), Merger Event, dissolution, liquidation or winding up.

SECTION 4.13. Stockholder Rights Plan. Each share of Common Stock, if any, issued upon conversion of Notes pursuant to this Article 4 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company and in effect upon conversion of such Notes, as the same may be amended from time to time. Notwithstanding the foregoing, if prior to any conversion such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of the Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 4.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 5 REDEMPTION

SECTION 5.01. General. Article 11 of the Original Indenture shall not apply to the Notes. Instead, the provisions set forth in this Article 5 shall, with respect to the Notes, supersede in their entirety Article 11 of the Original Indenture, and all references in the Original Indenture to Article 11 thereof shall, with respect to the Notes, be deemed to be references to the conversion provisions set forth in this Article 5.

SECTION 5.02. Right to Redeem; Notices to Trustee.

(a) The Notes are not redeemable by the Company prior to April 15, 2015. On or after April 15, 2015, the Notes may be redeemed in whole or in part at the option of the Company if the Last Reported Sale Price of the Common Stock exceeds 130% of the Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period ending on the Trading Day prior to the date on which the Company delivers the Redemption Notice as described in Section 5.04; provided that the Company may not redeem the Notes if the Redemption Date would be after the Maturity Date.

(b) The redemption price at which the Notes are redeemable (the “Redemption Price”) shall be equal to the sum of (i) 100% of the principal of Notes to be redeemed, payable in cash, plus (ii) accrued and unpaid interest, if any, to, but excluding, the Redemption Date, payable in cash, plus (iii) the Make-Whole Premium; provided, however, that if the Redemption Date is after a Regular Record Date and prior to the Interest Payment Date to which it relates, the Company will not pay accrued and unpaid interest to any Holder surrendering its Notes for redemption, and shall instead pay the full amount of the interest due on such Interest Payment Date to the Holder of record on the Regular Record Date, and the Make-Whole Premium to be delivered by the Company with respect to such Notes to converting or redeeming Holders will equal the present values of all remaining scheduled payments of interest on such Notes, starting with the next Interest Payment Date for which interest has not been provided for herein (but otherwise calculated as described in the definition of Make-Whole Premium). The Trustee shall have no duty to determine or calculate the Make-Whole Premium, which shall be determined by the Company in accordance with the provisions of this Indenture, and the Trustee shall not be under any responsibility to determine the correctness of any such determination and/or calculation and may conclusively rely on the correctness thereof.

(c) Upon any redemption in accordance with this Article 5, the Company shall pay or deliver, as the case may be, the Make-Whole Premium with respect to the Notes called for redemption to Holders, at its option, in cash, shares of Common Stock or a combination of cash and shares of Common Stock and shall specify the type of consideration for the Make-Whole Premium (and, if a combination of cash and Common Stock, will specify the dollar amount of the Make-Whole Premium to be paid in cash) in the Redemption Notice delivered by the Company pursuant to Section 5.04. If the Company does not specify the type of consideration for payment of the Make-Whole Premium in the Redemption Notice, the Company shall pay the Make-Whole Premium entirely in cash.

The Company may elect to pay the Make-Whole Premium or any portion thereof, subject to the fulfillment by the Company of the conditions set forth in Section 5.02(i), by delivering the number of shares of Common Stock equal to (i) the amount of the Make-Whole Premium (or such lesser portion thereof that the Company elects to pay in shares of Common Stock if the Company elects to deliver the Make-Whole Premium in a combination of cash and shares of Common Stock), divided by (ii) the product of (x) the average of the Last Reported Sale Prices per share of Common Stock for the five Trading-Day period ending on, and including, the third Trading Day immediately preceding the Redemption Date and (y) 97.5%.

(d) The Company shall pay the Make-Whole Premium on all Notes called for redemption on or after April 15, 2015.

(e) The Company may not redeem any Notes or deliver to any Holder of Notes a Redemption Notice if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Notes).

(f) Any issuance of shares of Common Stock in respect of the Make-Whole Premium shall be deemed to have been effected immediately prior to the close of business on the Redemption Date, and the Person or Persons in whose name or names any stock certificate or stock certificates representing shares of Common Stock shall be issuable upon such redemption in payment of the Make-Premium shall be deemed to have become on the Redemption Date the holder or holders of record of the shares represented thereby; provided, however, that if any Redemption Date falls on a day when the stock transfer books of the Company shall be closed, the Person or Persons in whose name or names any stock certificate or stock certificates representing shares of Common Stock shall be issuable upon such redemption in payment of the Make-Whole Premium shall be deemed to have become on the Business Day immediately following such Redemption Date the holder or holders of record of the shares represented thereby. No payment or adjustment shall be made for dividends or distributions on any Common Stock declared prior to the Redemption Date.

A Holder receiving shares of Common Stock in respect of the Make-Whole Premium shall not be entitled to any rights as a holder of Common Stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the close of business on the Redemption Date (or, if applicable as described in the proviso in the immediately preceding paragraph, the Business Day immediately following the Redemption Date).

(g) The Company shall not issue any fractional share of Common Stock upon payment of the Make-Whole Premium. Instead, the Company shall elect, in its sole discretion, to (1) pay cash in lieu of any fractional share of Common Stock based on the Last Reported Sale Price of Common Stock on the Trading Day prior to the applicable Redemption Date or (2) round up the number of shares of Common Stock issuable upon conversion of Notes to the nearest whole number of shares.

(h) Any issuance and delivery of stock certificates representing shares of Common Stock on delivery of the Make-Whole Premium shall be made without charge to the Holder of Notes being redeemed or for any tax or duty in respect of the issuance or delivery of such stock certificates or the Notes represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of any transfer involved in the issuance or delivery of stock certificates representing shares of Common Stock in a name other than that of the Holder of the Notes being redeemed, and no such issuance or delivery shall be made unless the Persons requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

(i) The Company may, at its option, pay the Make-Whole Premium payable to Holders pursuant to Section 5.02(b) upon redemption of the Notes, in shares of Common Stock, if the following conditions are satisfied:

(i) The shares of Common Stock to be so issued:

(A) shall not require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon delivery or if such registration is required, such registration shall be completed and shall become effective prior to the Redemption Date; and

(B) shall not require registration with, or approval of, any governmental authority under any state law or any other federal law before shares may be validly issued or delivered upon delivery or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Redemption Date.

(ii) Prior to the Redemption Date, the Company shall list or cause to have listed or quoted any shares of Common Stock to be issued upon redemption of Notes on each national securities exchange or over-the-counter or other domestic market on which the shares of Common Stock are then listed or quoted.

(iii) All shares of Common Stock that may be issued upon redemption of Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge.

(iv) If any of the conditions set forth in clauses (i) through (iii) of this Section 5.02(i) are not satisfied in accordance with the terms thereof, the Make-Whole Premium shall be paid by the Company solely in cash.

SECTION 5.03. Selection of Notes to be Redeemed. If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of The New York Stock Exchange or any stock exchange on which the Notes are then listed, as applicable). The Trustee shall make the selection within seven days from its receipt of the Redemption Notice from the Company delivered pursuant to Section 5.04 from outstanding Notes not previously called for redemption.

Notes and portions of them the Trustee selects shall be in principal amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption in whole also apply to Notes called for redemption in part. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

SECTION 5.04. Notice of Redemption. At least 35 Scheduled Trading Days but not more than 60 calendar days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder of Notes to be redeemed in whole or in part at its last address as the same appears on the Security Register ( a “Redemption Notice”).

The Redemption Notice shall specify the Notes to be redeemed (including the CUSIP numbers, if any) and shall state:

(a) the Redemption Date, including the type of consideration to be paid for the Make-Whole Premium;

(b) the Redemption Price;

(c) the applicable Conversion Rate and any adjustments thereto;

(d) the relevant Settlement Method for Notes converted pursuant to Section 4.02(b)(iii) and, if applicable, the Specified Dollar Amount;

(e) the name and address of the Paying Agent and Conversion Agent;

(f) that Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date; and

(g) the procedures a Holder must follow to exercise rights under Section 5.02.

At the Company’s written request (which request must include the information listed in clauses (a) through (g) above and be received by the Trustee not fewer than 40 Scheduled Trading Days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date) the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed the Redemption Notice not fewer than 35 Scheduled Trading Days nor more than 60 calendar days prior to the Redemption Date to each Holder to be redeemed as a whole or in part at its last address as the same appears on the Security Register. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the mailing of any such Redemption Notice, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Redemption Notice or any of the proceedings for the redemption of any Note called for redemption.

SECTION 5.05. Effect of Notice of Redemption. Once the Redemption Notice is delivered as set forth in Section 5.04, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Notes that are converted in accordance with the terms of this Supplemental Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price.

SECTION 5.06. Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of money (in immediately available funds if deposited on such Trading Day) sufficient to pay the aggregate Redemption Price of all the Notes or portions thereof which are to be redeemed as of the Redemption Date.

If the Paying Agent holds cash and, if applicable, Common Stock sufficient to pay the Redemption Price with respect to the Notes to be redeemed on the Redemption Date in accordance with the terms of this Supplemental Indenture, then, immediately after the Redemption Date, (a) such Notes will cease to be Outstanding and interest shall cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Redemption Price upon delivery or book-entry transfer of such Notes).

SECTION 5.07. Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, in the case of Physical Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not redeemed; provided, that the Company shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the open of business 15 days before any selection for redemption of Notes and ending at the close of business on the earliest date on which the relevant Redemption Notice is deemed to have been given to all Holders of Notes to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

ARTICLE 6

REMEDIES

SECTION 6.01. Events of Default. In addition to the Events of Default specified in Section 501 of the Original Indenture, each of the following events shall be an “Event of Default” wherever used herein with respect to the Notes:

(a) default in the payment of principal of any Note when due and payable upon repurchase in connection with a Fundamental Change, upon declaration of acceleration or otherwise;

(b) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right in accordance with Article 4, which failure continues unremedied for five Business Days;

(c) failure by the Company to pay the Redemption Price of any Note on any Redemption Date, including the failure to pay or deliver, as the case may be, the Make-Whole Premium in connection with such a redemption;

(d) failure by the Company to provide a Fundamental Change Company Notice pursuant to Section 3.01(b) or notice of a specified corporate transaction required by Section 4.02(b)(iv) or Section 4.02(b)(v) in accordance with the relevant Section, in each case when due;

(e) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of a Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging a Significant Subsidiary of the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such a Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such a Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of such a Significant Subsidiary’s affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(f) the commencement by a Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of such a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such a Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such a Significant Subsidiary in furtherance of any such action; and

(g) failure by the Company to comply with its obligations under Section 9.01;

(h) default by the Company or any of its Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $45 million in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness exists on the date of this Supplemental Indenture or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise, in each of clauses (i) and (ii), where such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days; and

(i) a final judgment for the payment of $45 million or more (excluding any amounts covered by insurance) rendered against the Company or any of its Subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

References to Sections 501(6) and 501(7) in the Original Indenture shall include references to Section 6.01(e) and Section 6.01(f) herein.

SECTION 6.02. Acceleration of Maturity. If an Event of Default specified in clause 6.01(e) or 6.01(f) occurs, the principal amount of all the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

SECTION 6.03. Additional Interest. Notwithstanding any provisions of the Indenture to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to (i) its failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or (ii) its failure to comply with its reporting obligations in Section 704 of the Original Indenture, as modified by Section 2.03, shall after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest (“Additional Interest”) on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes Outstanding for each day during the 90-day period beginning on, and including, the occurrence of such an Event of Default during which such Event of Default is continuing, and at a rate equal to 0.50% per annum of the principal amount of the Notes Outstanding for each day from the 91st day until the 180th day during which such Event of Default is continuing. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such Event of Default occurs (if such Event of Default is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration as provided in Section 502 of the Original

Indenture. This Section 6.03 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03, the Notes shall be subject to acceleration as provided in Section 502 of the Original Indenture.

In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default described in the immediately preceding paragraph, the Company must notify Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the failure to timely give all Holders, the Trustee and the Paying Agent such notice, the Notes shall be immediately subject to acceleration as provided in Section 502 of the Original Indenture.

SECTION 6.04. Waiver; Unconditional Right of Holders to Receive Amounts Due Upon Conversion. (a) Notwithstanding Section 513 of the Original Indenture, the Holders of a majority of the aggregate principal amount of Outstanding Notes may, by notice to the Trustee, waive any past Event of Default and its consequences, other than an Event of Default:

(i) in the payment of principal of, interest on or Make-Whole Premium in respect of any Note or in the payment of the Fundamental Change Repurchase Price;

(ii) arising from the Company’s failure to convert any Note in accordance with this Supplemental Indenture; or

(iii) in respect of any provision under Section 902 of the Original Indenture that cannot be modified or amended without the consent of the Holders of each Outstanding Note affected.

(b) In addition to the circumstances set forth in Section 508 of the Original Indenture and notwithstanding any provision to the contrary in the Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive amounts due upon conversion in accordance with Article 4, the Fundamental Change Repurchase Price (if applicable) in accordance with Article 3 and the Redemption Price (if applicable) in accordance with Article 5 and to institute suit for the enforcement of any such payment or delivery, as the case may be, and such rights shall not be impaired without the consent of such Holder.

SECTION 6.05. Notice of Defaults. Notwithstanding any provision to the contrary in the Original Indenture, if an Event of Default occurs and is continuing and is known to the Trustee, the Trustee must transmit notice of the Event of Default to each Holder within 90 days after it occurs. Except in the case of an Event of Default in the payment of principal (including the Fundamental Change Repurchase Price (if applicable) in accordance with Article 3 or the Redemption Price (if applicable) in accordance with Article 5) of and, interest on or any Make-Whole Premium in respect of any Note or an Event of Default in respect of the payment or delivery, as the case may be, of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Notes. In addition, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of the Indenture (without regard to any period of grace or requirement of notice provided under the Indenture) and, if the Company is in default, specifying all such Events of Default and the nature and the status thereof of which the Company may have knowledge. The Company shall also deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events that would constitute a default, the status of such events and what action the Company is taking or proposes to take in respect thereof.

SECTION 6.06. Overdue Payments. Notwithstanding Section 503 of the Original Indenture, payments of (a) principal of the Notes, (b) interest on the Notes, (c) the Fundamental Change Repurchase Price (if applicable) in accordance with Article 3 and (d) the Redemption Price (if applicable) in accordance with Article 5, that are not made when due shall, in each case, accrue interest at the annual rate of the then-applicable interest rate of the Notes from the required payment date (any such amounts, “Defaulted Amounts”). The Company shall pay any such Defaulted Amounts in accordance with the provisions of Section 307 of the Original Indenture and, for this purpose, each reference to Defaulted Interest in the Original Indenture shall be deemed to be a reference to Defaulted Amounts. In addition, all references in Section 503 of the Original Indenture to “principal” shall, with respect to the Notes, be deemed to be references to “principal (including, if applicable, the Fundamental Change Repurchase Price and the Redemption Price).”

ARTICLE 7

SATISFACTION AND DISCHARGE

SECTION 7.01. Satisfaction and Discharge of the Supplemental Indenture. Articles 4 and 13 of the Original Indenture shall not apply to the Notes. Instead, the satisfaction and discharge provisions set forth in this Article 7 shall, with respect to the Notes, supersede in their entirety Articles 4 and 13 of the Original Indenture, and all references in the Original Indenture to Articles 4 and 13 thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 7 and the satisfaction and discharge provisions set forth in this Article 7, respectively. When (a) the Company shall deliver to the Security Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Repurchase Date or Redemption Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, cash, shares of Common Stock, or cash and shares of Common Stock, if any, sufficient to pay all amounts due (and shares of Common Stock deliverable following conversion or redemption, if applicable) on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash on the Maturity Date or upon an earlier Fundamental Change Repurchase Date or Redemption Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee (which may include any of the Underwriters), upon which the Trustee may conclusively rely, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Supplemental Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders of the Notes to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders of the Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 102 of the Original Indenture and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Supplemental Indenture or the Notes.

SECTION 7.02. Deposited Monies to Be Held in Trust by Trustee. Subject to Section 7.04, all monies and shares of Common Stock, if any, deposited with the Trustee pursuant to Section 7.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent, to the Holders of the particular Notes for the payment, settlement or redemption of which such monies or shares of Common Stock have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

SECTION 7.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies and shares of Common Stock, if any, then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and shares of Common Stock.

SECTION 7.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies and shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed by the Holders of the Notes for two years after the date upon which the principal of or interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies and shares of Common Stock; and the Holder of any of the Notes shall thereafter look only to the Company for any payment or delivery that such Holder of the Notes may be entitled to collect unless an applicable abandoned property law designates another Person.

SECTION 7.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money and shares of Common Stock in accordance with Section 7.02; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or shares of Common Stock, if any, held by the Trustee or Paying Agent.

ARTICLE 8

SUPPLEMENTAL INDENTURES

SECTION 8.01. Supplemental Indentures Without Consent of Holders. In addition to any permitted amendment or supplement to the Indenture pursuant to Section 901 of the Original Indenture, the Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder of the Notes:

(a) to add guarantees with respect to the Notes or remove any such guarantees;

(b) to make any change that does not adversely affect the rights of any Holder, including without limitation curing any omission, ambiguity, manifest error or defect and correcting any inconsistency in the Indenture;

(c) to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;.

(d) to comply with their obligations to execute and deliver a supplemental indenture pursuant to the provisions of Section 4.08; or

(e) to conform this Supplemental Indenture and the form or terms of the Notes to the “Description of Notes” section as set forth in the preliminary prospectus supplement related to the offering and sale of the Notes dated April 25, 2010, as supplemented by the related pricing term sheet.

Clause (b) of this Section 8.01 shall, with respect to the Notes, supersede in its entirety Section 901(10) of the Original Indenture and all references in the Original Indenture to Section 901(10) shall, with respect to the Notes, be deemed to be references to clause (b) of this Section 8.01.

SECTION 8.02. Supplemental Indentures With Consent of Holders. In addition to the amendments or supplements to the Indenture pursuant to Section 902 of the Original Indenture that require the consent of each Holder of an Outstanding Note affected thereby, no amendment, supplement or waiver, including a waiver in relation to a past Event of Default, may:

(a) reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes the Company’s obligation to make any such payment, whether through an amendment or waiver of provisions in the covenants, definitions related thereto or otherwise; or

(b) change the ranking of the Notes.

SECTION 8.03. Notice of Amendment or Supplement. After an amendment or supplement under this Article 8 or Article 9 of the Original Indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

ARTICLE 9

SUCCESSOR COMPANY

SECTION 9.01. Consolidation, Merger and Sale of Assets. Notwithstanding Article 8 of the Original Indenture, the Company is permitted to consolidate with, or merge with or into another Person. The Company is also permitted to sell, convey, transfer or lease all or substantially all of its properties and assets to another Person. However, the Company may not take any of these actions unless:

(a) Where the Company merges out of existence or sells, conveys, transfers or leases all or substantially all of its assets, the surviving or transferee Person (the “Successor Company”) must be a corporation that is organized under the United States of America, Bermuda or Cayman Island laws and must expressly assume by supplemental indenture all of the Company’s obligations under the Notes and the Indenture.

(b) The merger, consolidation, sale, conveyance, transfer or lease of all or substantially all of the Company’s assets, or other transaction must not cause a default under the Notes or the Indenture, and a default must not have already occurred at the time of such transaction. For purposes of this clause (b), a default would include an Event of Default that has occurred and not been cured as well as any event that would be an Event of Default if the requirements for giving a notice of an Event of Default under Section 6.05 or for the Company’s default having to continue for a specific period of time were disregarded.

(c) If the merger, consolidation, sale, conveyance, transfer or lease of all or substantially all of the Company’s assets, or other transaction would cause some of the Company’s property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders or over the general creditors of the Company (if the Company fails to pay its obligations to those lenders) (a “Lien”), the Company and its Subsidiaries or such Successor Company shall have secured the Notes as required by Section 1008 of the Original Indenture.

(d) In the case of a merger, consolidation, sale, conveyance, transfer or lease of all or substantially all of the Company’s assets in which the Company merges or consolidates out of existence and the successor is a corporation organized under the laws of Bermuda or the Cayman Islands, or the relevant transferee, in the case of a sale, conveyance, transfer or lease of all or substantially all of the Company’s assets is a corporation organized under the laws of Bermuda or the Cayman Islands, the relevant merger, consolidation, sale, conveyance, transfer or lease shall not result in any adverse tax consequences to Holders of the Notes.

Notwithstanding the above, certain of the foregoing transactions may constitute a Fundamental Change permitting each Holder to require the Company to repurchase the Notes of such Holder as described in Section 3.01.

The Company must deliver to the Trustee an Officers’ Certificate and Opinion of Counsel pursuant to Section 9.03.

SECTION 9.02. Successor Person Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the surviving corporation and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or satisfied by the Company, such Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company, with the same effect as if it had been named herein as the party of this first part, and, except in the case of a lease of all or substantially all of the Company’s properties and assets, the Company shall be discharged from its obligations under the Notes and the Indenture. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer, upon compliance with this Article 9 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 9 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

SECTION 9.03. Opinion of Counsel to Be Given to Trustee. Prior to execution of any supplemental indenture pursuant to this Article 9, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel in accordance with Section 102 of the Original Indenture as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 9.

ARTICLE 10

MISCELLANEOUS

SECTION 10.01. Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

SECTION 10.02. Legal Holidays. For purposes of the Notes, all references in Section 113 of the Original Indenture to “Interest Payment Date,” “Redemption Date,” “Stated Maturity” and the date of conversion shall also include references to “Fundamental Change Repurchase Date” and “Maturity Date.”

SECTION 10.03. No Security Interest Created. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

SECTION 10.04. Trust Indenture Act. This Supplemental Indenture will be subject to, and governed by, the provisions of the Trust Indenture Act that are required to be part of this Supplemental Indenture and shall, to the extent applicable, be governed by such provisions. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act to be a part of and govern this Supplemental Indenture, the latter provision shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 10.05. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 10.06. Calculations. Except as otherwise provided in this Supplemental Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes, the Make-Whole Premium, if any, and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if other than the Trustee), and each of the Trustee and Conversion Agent (if other than the Trustee) is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

SECTION 10.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 10.08. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 10.09. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 10.10. Separability Clause. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.11. Ratification of Original Indenture. The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided. For the avoidance of doubt, each of the Company and each Holder of the Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Original Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, as if set forth herein in full.

SECTION 10.12. The Trustee. The recitals in this Supplemental Indenture are made by the Company only and not the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as set forth in full herein.

SECTION 10.13. Additional Rights of the Trustee. In addition to the Trustee’s rights under Section 603 of the Original Indenture, the Trustee shall have the following additional rights under this Supplemental Indenture and the Notes:

(a) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(b) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 10.14. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

THE PMI GROUP, INC.

By:
Name:
Title:

Attest:

By:
Authorized Officer

[Trustee Signature Follows]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

SCHEDULE A

The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Notes pursuant to Section 4.07 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$6.15	$6.50	$7.00	$7.84	$8.50	$10.00	$12.50	$15.00	$17.50	$20.00	$25.00
April 30, 2010	35.0709	31.9338	27.8862	22.4983	19.1949	13.6656	8.0637	4.8234	2.8323	1.5759	0.3019
April 15, 2011	35.0709	31.9276	27.7976	22.3315	19.0000	13.4618	7.9025	4.7103	2.7564	1.5264	0.2797
April 15, 2012	35.0709	31.9816	27.7330	22.1521	18.7775	13.2192	7.7111	4.5811	2.6758	1.4800	0.2709
April 15, 2013	35.0709	31.9831	27.5813	21.8529	18.4245	12.8471	7.4180	4.3781	2.5424	1.3956	0.2417
April 15, 2014	35.0709	31.9819	27.3734	21.4450	17.9439	12.3423	7.0239	4.1082	2.3669	1.2859	0.2053
April 15, 2015	35.0709	31.8979	27.0167	20.8268	17.2337	11.6143	6.4667	3.7309	2.1225	1.1316	0.1490
April 15, 2016	35.0709	31.7473	26.4989	19.9593	16.2475	10.6235	5.7356	3.2568	1.8308	0.9592	0.0981
April 15, 2017	35.0709	31.3639	25.6202	18.6186	14.7648	9.1903	4.7312	2.6342	1.4627	0.7499	0.0428
April 15, 2018	35.0709	30.3564	23.9453	16.3594	12.3741	7.0377	3.3589	1.8432	1.0196	0.5091	0.0000
April 15, 2019	35.0709	27.8082	20.4214	12.1229	8.1697	3.7482	1.6271	0.9338	0.5273	0.2484	0.0000
April 15, 2020	35.0709	26.3155	15.3264	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

A-58

EXHIBIT A

[FORM OF FACE OF NOTE]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

1

THE PMI GROUP, INC.

4.50% Convertible Senior Note due 2020

No. [ ]	Initially $261,000,000

CUSIP No. 69344M AK7

THE PMI GROUP, INC., a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay CEDE & CO., or registered assigns, TWO HUNDRED SIXTY ONE MILLION DOLLARS ($261,000,000) (as increased by the aggregate principal amount of any additional Notes purchased by the Underwriters pursuant to their option to purchase additional Notes set forth in the Underwriting Agreement) (or such lesser principal amount as shall be specified in the “Schedule of Exchanges of Securities” attached hereto) on April 15, 2020 unless earlier converted, redeemed or repurchased, and to pay interest thereon as set forth in the manner, at the rates and to the Persons set forth in the Indenture.

This Note shall bear interest at a rate of 4.50% per annum from April 30, 2010 or from the most recent date to which interest had been paid or provided to, but excluding, the next scheduled Interest Payment Date, until the principal hereof shall be repaid. Interest on this Note will be computed on the basis of a 360-day year composed of twelve 30-day months. Interest is payable semi-annually in arrears on each April 15 and October 15, commencing on October 15, 2010, to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest. Additional Interest will be payable at the option of the Company on the terms set forth in Section 6.02 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 6.02 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

The Company will pay interest on overdue principal (including, if applicable, the Fundamental Change Repurchase Price and the Redemption Price), and on Defaulted Interest, in each case at the annual rate of the then-applicable interest rate from the required payment date. Interest not paid when due and any interest on principal (including, if applicable, the Fundamental Change Repurchase Price and the Redemption Price) or interest not paid when due shall be paid to Holders by the Company in accordance with the provisions of Section 307 of the Original Indenture and, for this purpose, each reference to Defaulted Interest in the Original Indenture shall be deemed to include such interest payable in respect of overdue principal (including, if applicable, the Fundamental Change Repurchase Price and the Redemption Price).

The Company shall pay principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially

2

designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

3

IN WITNESS WHEREOF, THE PMI GROUP, INC. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

Dated: April 30, 2010

THE PMI GROUP, INC.

By:
Name:
Title:

Attest:
By:
Name:
Title:

4

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series referred to in the within-mentioned Indenture.

Dated: April 30, 2010

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

5

[FORM OF REVERSE OF NOTE]

THE PMI GROUP, INC.

4.50% Convertible Senior Note due 2020

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under an Indenture dated as of November 3, 2003, as previously amended and supplemented from time to time in accordance with the terms thereof (herein called the “Original Indenture”) and as further supplemented by the Supplemental Indenture dated as of April 30, 2010 (herein called the “Supplemental Indenture” and the Original Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

No sinking fund is provided for the Notes. The Notes are not redeemable by the Company prior to April 15, 2015. On or after April 15, 2015, the Notes may be redeemed in whole or in part at the option of the Company if the Last Reported Sale Price of the Common Stock exceeds 130% of Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period ending on the Trading Day prior to the date on which the Company delivers the relevant Redemption Notice, provided that the Company may not redeem the Notes if the Redemption Date would be after the Maturity Date. The Redemption Price for any such redemption is equal to the sum of (i) 100% of the principal amount of Notes to be redeemed, payable in cash, plus (ii) accrued and unpaid interest, to, but excluding, the Redemption Date, payable in cash, plus (iii) the Make-Whole Premium.

The provisions in Articles 4, 11, 13 and 14 of the Original Indenture shall not apply with respect to the Notes, and Article 4, 5, and 7 of the Supplemental Indenture supersedes the entirety thereof.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding January 15, 2020, and (ii) on or after January 15, 2020, at any time prior to the close of business on the second Business Day immediately preceding the Maturity Date, to convert this Note or a portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination thereof, at the Company’s election, at the applicable Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

6

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Repurchase Price, Redemption Price and the principal amount on the Maturity Date thereof, as the case may be, to the holder who surrenders a Note to the Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Events of Default under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, in case certain Events of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared due and payable, by either the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. As provided in and subject to the provisions of the Indenture, in case certain Events of Default, as defined in the Indenture, shall have occurred and be continuing, the principal amount of all the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of, interest on and the consideration due upon conversion of, this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

7

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may, under certain circumstances, require payment of a sum sufficient to cover any tax or other governmental charge required by law or permitted by the Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

8

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT
Custodian
(Cust)

TEN ENT - as tenants by the entireties
(Minor)

JT TEN - as joint tenants with right of Survivorship and not as tenants in common	Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

9

SCHEDULE A

SCHEDULES OF EXCHANGES OF SECURITIES

THE PMI GROUP, INC.

4.50% Convertible Senior Notes due 2020

The initial principal amount of this Global Note is TWO HUNDRED SIXTY ONE MILLION DOLLARS ($261,000,000). The following exchanges, purchases or conversions of a part of this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

10

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:	The PMI Group, Inc.

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is $1,000 or an integral multiple hereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any check in payment for fractional shares of Common Stock, if applicable, and any Notes representing any unconverted principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the close of business on a Regular Record Date and prior to the open of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal of this Note to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto as set forth in Section 4.09 of the Supplemental Indenture. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

1

Fill in for registration of any shares of Common Stock and Notes if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address
(including zip code number)

Social Security or other Taxpayer
Identifying Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	The PMI Group, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from The PMI Group, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of this Note and the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all): $ , 000

NOTICE: The signature on the Fundamental Change Repurchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                          hereby sell(s), assign(s) and transfer(s) unto                                          (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                          to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

1